Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

FOURTH QUARTER 2017

EARNINGS RELEASE & SUPPLEMENTAL FINANCIAL INFORMATION

THE STUART AT SIERRA MADRE VILLA
188 UNITS
PASADENA, CA

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403
(650) 655-7800

Essex Announces Fourth Quarter 2017 Results and 2018 Guidance

San Mateo, California—February 7, 2018—Essex Property Trust, Inc. (NYSE:ESS) announced today its fourth quarter 2017 earnings results and related business activities.

Net Income and Funds from Operations (“FFO”) per diluted share for the quarter ended December 31, 2017 are detailed below. Core FFO excludes acquisition and investment related costs and certain non-routine items.

	Three Months Ended December 31,		%	Year Ended December 31,		%
	2017	2016	Change	2017	2016	Change
Per Diluted Share
Net Income	$1.57	$2.98	-47.3%	$6.57	$6.27	4.8%
Total FFO	$3.01	$2.85	5.6%	$11.91	$11.12	7.1%
Core FFO	$3.01	$2.81	7.1%	$11.91	$11.04	7.9%

Fourth Quarter and Full-Year Highlights:

•
Reported Net Income per diluted share for the fourth quarter of 2017 of $1.57, compared to $2.98 in the fourth quarter of 2016.  The decrease is primarily due to gains on sale of real estate that occurred in the fourth quarter of 2016.

•	Grew Core FFO per diluted share by 7.1% compared to the fourth quarter of 2016 and 7.9% for the full-year 2017.

•
Achieved same-property gross revenue and net operating income (“NOI”) growth of 3.0% and 3.4%, respectively, compared to the fourth quarter of 2016. For the full-year, achieved same-property gross revenue and NOI growth near the high-end of the guidance range of 3.7% and 4.2%.

•	Sold two communities during the fourth quarter of 2017 for a total contract price of $160.3 million. For the full-year, the Company sold four communities for a total contract price of $375.8 million.

•
Acquired one community during the fourth quarter of 2017 for a total contract price of $59.0 million. For the full-year, the Company acquired five communities for a total contract price of $566.8 million, near the high-end of the guidance range.

•
Originated $64.5 million in three preferred equity developments during the fourth quarter of 2017. For the full-year, the Company committed $167.0 million in nine preferred equity and subordinated debt investments, exceeding the original guidance range for the year.

“Essex delivered another year of solid growth in 2017 with Core FFO growth of 7.9%, which exceeded the high-end of our initial guidance range for the year. The Essex team responded skillfully to challenging market conditions by focusing on occupancy, other income, expense management and investment transactions. Looking forward to 2018, we expect demand for housing will outpace supply in our coastal markets of California and Washington which will lead to market rent growth near long-term averages. We believe the West Coast will continue to outperform the nation in both rent growth and job growth in 2018,” commented Michael Schall, President and CEO of the Company.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016, and the sequential percentage change for the quarter ended December 31, 2017 compared to the quarter ended September 30, 2017, by submarket for the Company:

	Q4 2017 vs. Q4 2016	Q4 2017 vs. Q3 2017	% of Total
	Gross Revenues	Gross Revenues	Q4 2017 Revenues
Southern California
Los Angeles County	1.8%	-0.1%	19.9%
Orange County	3.8%	0.5%	11.6%
San Diego County	3.7%	0.3%	9.2%
Ventura County	4.4%	0.4%	4.5%
Other Southern California	2.3%	0.7%	0.5%
Total Southern California	2.9%	0.2%	45.7%
Northern California
Santa Clara County	2.0%	0.1%	15.7%
Alameda County	4.8%	0.1%	7.3%
San Mateo County	0.7%	-0.3%	5.1%
Contra Costa County	2.4%	0.9%	5.1%
San Francisco	2.1%	-0.5%	2.0%
Other Northern California	6.7%	6.6%	0.3%
Total Northern California	2.5%	0.2%	35.5%
Seattle Metro	4.0%	0.0%	18.8%
Same-Property Portfolio	3.0%	0.1%	100.0%

	Year-Over-Year Growth			Year-Over-Year Growth
	Q4 2017 compared to Q4 2016			YTD 2017 compared to YTD 2016
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	2.9%	1.4%	3.7%	3.8%	1.9%	4.6%
Northern California	2.5%	-0.8%	3.8%	2.6%	1.5%	3.0%
Seattle Metro	4.0%	8.7%	1.9%	5.8%	6.5%	5.5%
Same-Property Portfolio	3.0%	2.0%	3.4%	3.7%	2.7%	4.2%

	Sequential Growth
	Q4 2017 compared to Q3 2017
	Gross Revenues	Operating Expenses	NOI
Southern California	0.2%	0.1%	0.2%
Northern California	0.2%	-2.3%	1.1%
Seattle Metro	0.0%	0.1%	0.0%
Same-Property Portfolio	0.1%	-0.7%	0.5%
	Financial Occupancies
	Quarter Ended
	12/31/2017	9/30/2017	12/31/2016
Southern California	96.9%	96.8%	96.7%
Northern California	96.9%	96.9%	96.5%
Seattle Metro	96.4%	96.2%	96.7%
Same-Property Portfolio	96.8%	96.7%	96.6%

Investment Activity

In October 2017, the Wesco I, LLC (“Wesco I”) joint venture operating agreement was amended to extend the venture. As part of the amendment, the Company and joint venture partner agreed that the Company earned a promote interest of $38.0 million. The Company agreed to contribute the earned promote interest to the joint venture, resulting in an increase in the Company’s ownership interest in Wesco I to approximately 58%. The promote income has been excluded from Net Income, Total FFO and Core FFO.

During the fourth quarter of 2017, the Company formed a new joint venture entity, BEX III, LLC (“BEX III”), in which the Company has a 50% ownership interest. In November 2017, BEX III acquired The Village at Toluca Lake for a total contract price of $59.0 million. The community contains 145 apartment homes in Burbank, CA. The Village at Toluca Lake offers convenient access to employment opportunities in Burbank, Studio City, Glendale, and Hollywood.

Dispositions

In December 2017, the Company sold two communities, which were owned by BEXAEW, LLC, in which the Company has a 50% interest. The communities contained 587 apartment homes in Seattle, WA. The total contract price of the sales was $160.3 million. The Company’s share of the total gain on the sale was $34.8 million, which has been excluded from the calculation of Total FFO and Core FFO.

Other Investments

During the fourth quarter of 2017, the Company originated $64.5 million in three preferred equity investments in multifamily developments located in Los Angeles, CA, San Diego, CA, and Bellevue, WA. The total investment has an average preferred return of 11.1% and all of the investments mature in 2021.

Development Activity

During the fourth quarter of 2017, the Company began construction on a new development in Hollywood, CA. The project is estimated to have 200 apartment homes and up to 4,700 square feet of ground-floor retail space. The community is centrally located in the heart of Hollywood and less than a quarter mile from the Hollywood/Vine Metro Station, which provides convenient access to Downtown Los Angeles. The development is expected to cost approximately $105.0 million and open in the first quarter of 2020.

The following table represents the development community in lease-up and the current leasing status as of February 2, 2018.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Pre-Leased as of 2/2/18	Status
Station Park Green – Phase I	San Mateo, CA	121	100%	4.2%	Pre-Leasing

Liquidity and Balance Sheet

Common Stock

During the fourth quarter of 2017, the Company issued 33,571 shares of common stock through its equity distribution program at an average price per share of $261.19 for net proceeds of $8.7 million. For the full-year 2017, the Company issued 345,444 shares of common stock at an average price per share of $260.38 for net proceeds of $89.1 million. Subsequent to year-end through February 2, 2018, the Company did not issue any common stock through its equity distribution program.

Balance Sheet

During the fourth quarter of 2017, the Company prepaid $91.9 million of secured mortgages with an effective interest rate of 5.7%. The Company incurred approximately $1.8 million of prepayment penalties and related costs, which are excluded from the calculation of Core FFO.

In January 2018, the Company amended its unsecured line of credit facility, increasing the maximum amount available for borrowing from $1.0 billion to $1.2 billion and extending the maturity to December 2021.

As of February 2, 2018, the Company had approximately $891.0 million in undrawn capacity on its unsecured credit facilities.

2018 Full-Year Guidance and Assumptions

Per Diluted Share	Range
Net Income	$4.42 - $4.81
Total FFO	$12.23 - $12.62
Core FFO	$12.24 - $12.64

U.S. Economic Assumptions
GDP Growth	2.7%
Job Growth	1.4%

ESS Markets Economic Assumptions
Job Growth	1.6%
Market Rent Growth	3.0%

Estimated Same-Property Portfolio Growth based on 47,242 Apartment Homes
Southern California	1.9% to 2.9%
Northern California	2.0% to 3.0%
Seattle	2.4% to 3.4%

Gross Revenue	2.0% to 3.0%
Operating Expense	2.1% to 3.1%
Net Operating Income	1.6% to 3.4%

Other Key Assumptions

•	Acquisitions of $400-$525 million to be financed with proceeds from a combination of dispositions, joint venture capital, or common stock, depending on cost of capital.

•	Dispositions of $550-$750 million, subject to cost of capital.

•	Preferred equity investments of $100 million.

•
Total development spending in 2018 for existing projects under construction is expected to be $250 million at the Company’s pro rata share. The Company does not currently plan to start any new developments during 2018.

•	Revenue generating capital expenditures are expected to be $83 million at the Company’s pro rata share.

For additional details regarding the 2018 assumptions, please see page S-14 of the accompanying supplemental financial information. For the first quarter of 2018, the Company has established a range of Core FFO per diluted share of $2.99 to $3.09.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, February 8, 2018 at 9 a.m. PT (12 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter 2017 earnings link. To access the replay digitally, dial (844) 512-2921 using the replay pin number 13675031. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 247 apartment communities with an additional 7 properties in various stages of active development. Additional information about Essex can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information will be furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months and year ended December 31, 2017 and 2016 (in thousands, except for share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
Funds from Operations attributable to common stockholders and unitholders	2017	2016	2017	2016
Net income available to common stockholders	$103,613	$195,569	$433,059	$411,124
Adjustments:
Depreciation and amortization	117,988	111,835	468,881	441,682
Gains not included in FFO	(34,779)	(134,303)	(159,901)	(167,607)
Deferred tax expense on gain on sale of real estate and land – Taxable REIT Subsidiary activity	-	131	-	4,410
Depreciation and amortization add back from unconsolidated co-investments	15,196	13,619	55,531	50,956
Noncontrolling interest related to Operating Partnership units	3,536	6,632	14,825	14,089
Depreciation attributable to third party ownership and other	(212)	(6)	(286)	(9)
Funds from Operations attributable to common stockholders and unitholders	$205,342	$193,477	$812,109	$754,645
FFO per share – diluted	$3.01	$2.85	$11.91	$11.12
Acquisition and investment related costs	$415	$462	$1,569	$1,841
Gain on sale of marketable securities and other investments	(259)	(2,843)	(1,909)	(5,719)
Interest rate hedge ineffectiveness (1)	(59)	(250)	(78)	(250)
Loss on early retirement of debt	1,796	395	1,796	606
Income from early redemption of preferred equity investments	(100)	-	(356)	-
Excess of redemption value of preferred stock over the carrying value	-	-	-	2,541
Insurance reimbursements, legal settlements and other, net	(1,418)	(429)	(1,108)	(4,470)
Core Funds from Operations attributable to common stockholders and unitholders	$205,717	$190,812	$812,023	$749,194
Core FFO per share – diluted	$3.01	$2.81	$11.91	$11.04
Weighted average number of shares outstanding diluted (2)	68,321,214	67,915,332	68,194,472	67,889,505

(1)	Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch is recorded as noncash interest rate hedge ineffectiveness through interest expense.

(2)	Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

Net Operating Income (“NOI”) and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Earnings from operations	$112,375	$105,520	$446,522	$420,800
Adjustments:
Depreciation and amortization	117,988	111,835	468,881	441,682
Management and other fees from affiliates	(2,647)	(2,133)	(9,574)	(8,278)
General and administrative	10,659	12,224	41,385	40,751
Acquisition and investment related costs	415	462	1,569	1,841
NOI	238,790	227,908	948,783	896,796
Less: Non-same property NOI	(22,414)	(18,622)	(91,096)	(73,549)
Same-Property NOI	$216,376	$209,286	$857,687	$823,247

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. In this press release and related materials, forward-looking statements include, among other things, statements relating to the Company’s financial guidance for the first quarter and full-year 2018, including guidance relating to same-property portfolio growth, funds from operations, gross revenues, operating expenses, and net operating income; estimated costs of property development and redevelopment, the anticipated timing of completion of current development and redevelopment projects and the stabilization of such projects; financial projections and assumptions; financing and investment activities; forecasts of residential supply, jobs, and rent growth in various areas; and other information that is not historical information. The Company’s actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, the failure of the Company to achieve its business objectives, changes in market demand for rental units and the impact of competition and competitive pricing, unforeseen consequences from cyber-intrusion, changes in economic conditions, unexpected delays or cost increases in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections, and other risks detailed in the Company’s filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update or supplement this information for any reason. For more details relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks relating to our business in general, please refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information.  The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Barb Pak
Group Vice President of Finance & Investor Relations
(650) 655-7800
bpak@essex.com

Q4 2017 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2
Consolidated Funds From Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary – December 31, 2017	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – December 31, 2017	S-6
Portfolio Summary by County – December 31, 2017	S-7
Operating Income by Quarter – December 31, 2017	S-8
Same-Property Revenue Results by County – Quarters ended December 31, 2017 and 2016, and September 30, 2017	S-9
Same-Property Revenue Results by County – Years ended December 31, 2017 and 2016	S-9.1
Same-Property Operating Expenses	S-10
Development Pipeline – December 31, 2017	S-11
Redevelopment Pipeline – December 31, 2017	S-12
Capital Expenditures – December 31, 2017	S-12.1
Co-Investments – December 31, 2017	S-13
Assumptions for 2018 FFO Guidance Range	S-14
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1
Summary of Apartment Community Acquisitions and Dispositions Activity	S-15
2018 MSA Level Forecast: Supply, Jobs and Apartment Market Conditions	S-16
Relative Job Growth Rankings – Essex West Coast Metro Performance vs. U.S. Median	S-16.1
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Rental and other property	$342,417	$326,905	$1,354,325	$1,285,723
Management and other fees from affiliates	2,647	2,133	9,574	8,278
	345,064	329,038	1,363,899	1,294,001

Expenses:
Property operating	103,627	98,997	405,542	388,927
Depreciation and amortization	117,988	111,835	468,881	441,682
General and administrative	10,659	12,224	41,385	40,751
Acquisition and investment related costs	415	462	1,569	1,841
	232,689	223,518	917,377	873,201
Earnings from operations	112,375	105,520	446,522	420,800

Interest expense, net (1)	(53,116)	(52,291)	(212,796)	(207,938)
Interest and other income	6,688	7,745	24,604	27,305
Equity income from co-investments	45,511	9,766	86,445	48,698
Loss on early retirement of debt	(1,796)	(395)	(1,796)	(606)
Gain on sale of real estate and land	-	134,303	26,423	154,561
Deferred tax expense on gain on sale of real estate and land	-	(131)	-	(4,410)
Gain on remeasurement of co-investment	-	-	88,641	-
Net income	109,662	204,517	458,043	438,410
Net income attributable to noncontrolling interest	(6,049)	(8,948)	(24,984)	(23,431)
Net income attributable to controlling interest	103,613	195,569	433,059	414,979
Dividends to preferred stockholders	-	-	-	(1,314)
Excess of redemption value of preferred stock over the carrying value	-	-	-	(2,541)
Net income available to common stockholders	$103,613	$195,569	$433,059	$411,124

Net income per share - basic	$1.57	$2.98	$6.58	$6.28

Shares used in income per share - basic	66,035,998	65,520,788	65,829,155	65,471,540

Net income per share - diluted	$1.57	$2.98	$6.57	$6.27

Shares used in income per share - diluted	66,103,882	65,829,180	65,898,255	65,587,816

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.
See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results
Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Rental and other property
Rental	$319,500	$305,220	$1,263,476	$1,201,995
Other property	22,917	21,685	90,849	83,728
Rental and other property	$342,417	$326,905	$1,354,325	$1,285,723

Property operating expenses
Real estate taxes	$38,027	$34,622	$146,310	$139,162
Administrative and insurance	21,007	19,954	82,941	78,887
Maintenance and repairs	19,375	20,385	76,869	76,258
Utilities	17,766	16,518	69,266	64,354
Property management	7,452	7,518	30,156	30,266
Property operating expenses	$103,627	$98,997	$405,542	$388,927

Interest and other income
Marketable securities and other interest income	$6,175	$4,353	$21,603	$16,996
Gain on sale of marketable securities and other investments	259	2,843	1,909	5,719
Insurance reimbursements, legal settlements, and other	254	549	1,092	4,590
Interest and other income	$6,688	$7,745	$24,604	$27,305

Equity income from co-investments
Equity income from co-investments	$3,998	$4,458	$17,334	$19,269
Income from preferred equity investments	6,634	5,308	23,918	16,383
Gain on sale of co-investment communities	34,779	-	44,837	13,046
Income from early redemption of preferred equity investments	100	-	356	-
Equity income from co-investments	$45,511	$9,766	$86,445	$48,698

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,536	$6,632	$14,825	$14,089
DownREIT limited partners’ distributions	1,496	1,423	6,433	5,705
Third-party ownership interest	1,017	893	3,726	3,637
Noncontrolling interest	$6,049	$8,948	$24,984	$23,431

See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2016	% Change	2017	2016	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$103,613	$195,569		$433,059	$411,124
Adjustments:
Depreciation and amortization	117,988	111,835		468,881	441,682
Gains not included in FFO	(34,779)	(134,303)		(159,901)	(167,607)
Deferred tax expense on gain on sale of real estate and land - Taxable REIT Subsidiary activity	-	131		-	4,410
Depreciation and amortization add back from unconsolidated co-investments	15,196	13,619		55,531	50,956
Noncontrolling interest related to Operating Partnership units	3,536	6,632		14,825	14,089
Depreciation attributable to third party ownership and other (2)	(212)	(6)		(286)	(9)
Funds from operations attributable to common stockholders and unitholders	$205,342	$193,477		$812,109	$754,645
FFO per share-diluted	$3.01	$2.85	5.6%	$11.91	$11.12	7.1%

Components of the change in FFO
Non-core items:
Acquisition and investment related costs	$415	$462		$1,569	$1,841
Gain on sale of marketable securities and other investments	(259)	(2,843)		(1,909)	(5,719)
Interest rate hedge ineffectiveness (3)	(59)	(250)		(78)	(250)
Loss on early retirement of debt	1,796	395		1,796	606
Income from early redemption of preferred equity investments	(100)	-		(356)	-
Excess of redemption value of preferred stock over the carrying value	-	-		-	2,541
Insurance reimbursements, legal settlements and other, net	(1,418)	(429)		(1,108)	(4,470)
Core funds from operations attributable to common stockholders and unitholders	$205,717	$190,812		$812,023	$749,194
Core FFO per share-diluted	$3.01	$2.81	7.1%	$11.91	$11.04	7.9%

Changes in core items:
Same-property NOI	$7,090			$34,440
Non-same property NOI	3,792			17,547
Management and other fees, net	514			1,296
FFO from co-investments	2,634			10,366
Interest and other income	1,956			5,889
Interest expense	(1,016)			(5,030)
General and administrative	(44)			(2,243)
Other items, net	(21)			564
	$14,905			$62,829

Weighted average number of shares outstanding diluted (4)	68,321,214	67,915,332		68,194,472	67,889,505

(1)	Refer to page S-17.1, the section titled “Funds from Operations (“FFO”) for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three and twelve months ended December 31, 2017 was $1.1 million and $4.7 million, respectively.

(3)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense.

(4)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2017	December 31, 2016

Real Estate:
Land and land improvements	$2,719,064	$2,559,743
Buildings and improvements	10,629,767	10,116,563
	13,348,831	12,676,306
Less: accumulated depreciation	(2,769,297)	(2,311,546)
	10,579,534	10,364,760
Real estate under development	355,735	190,505
Co-investments	1,155,984	1,161,275
Real estate held for sale, net	-	101,957
	12,091,253	11,818,497
Cash and cash equivalents, including restricted cash	61,126	170,302
Marketable securities	190,004	139,189
Notes and other receivables	100,926	40,970
Prepaid expenses and other assets	52,397	48,450
Total assets	$12,495,706	$12,217,408

Unsecured debt, net	$3,501,709	$3,246,779
Mortgage notes payable, net	2,008,417	2,191,481
Lines of credit	179,000	125,000
Distributions in excess of investments in co-investments	36,726	-
Other liabilities	333,823	317,227
Total liabilities	6,059,675	5,880,487
Redeemable noncontrolling interest	39,206	44,684
Equity:
Common stock	7	6
Additional paid-in capital	7,129,571	7,029,679
Distributions in excess of accumulated earnings	(833,726)	(805,409)
Accumulated other comprehensive loss, net	(18,446)	(32,098)
Total stockholders’ equity	6,277,406	6,192,178
Noncontrolling interest	119,419	100,059
Total equity	6,396,825	6,292,237
Total liabilities and equity	$12,495,706	$12,217,408

See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Deby Summary - December 31, 2017
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:

		Weighted Average						Weighted Average Interest Rate	Percentage of Total Debt
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds private - fixed rate	$275,000	4.5%	3.1	2018	$-	$202,131	$202,131	5.3%	3.7%
Bonds public - fixed rate	2,900,000	3.7%	6.4	2019	75,000	560,389	635,389	4.1%	11.5%
Term loan (1)	350,000	2.5%	4.1	2020	-	694,921	694,921	4.8%	12.6%
Unamortized net discounts and debt issuance costs	(23,291)	-	-	2021	500,000	44,846	544,846	4.3%	9.9%
	3,501,709	3.6%	6.0	2022	650,000	42,466	692,466	3.1%	12.6%
Mortgage Notes Payable, net				2023	600,000	2,188	602,188	3.6%	10.9%
Fixed rate - secured	1,710,349	4.6%	3.3	2024	400,000	2,317	402,317	4.0%	7.3%
Variable rate - secured (2)	270,212	2.0%	18.7	2025	500,000	16,056	516,056	3.5%	9.4%
Unamortized premiums and debt issuance costs, net	27,856	-	-	2026	450,000	55,091	505,091	3.4%	9.2%
Total mortgage notes payable	2,008,417	4.2%	5.4	2027	350,000	155,500	505,500	3.4%	9.2%
				2028	-	2,934	2,934	2.9%	0.1%
Unsecured Lines of Credit				Thereafter	-	201,722	201,722	2.3%	3.6%
Line of credit (3)	179,000	2.3%		Subtotal	3,525,000	1,980,561	5,505,561	3.8%	100.0%
Line of credit (4)	-	2.3%		Debt Issuance Costs	(18,103)	(5,392)	(23,495)	NA	NA
Total lines of credit	179,000	2.3%		(Discounts)/Premiums	(5,188)	33,248	28,060	NA	NA
				Total	$3,501,709	$2,008,417	$5,510,126	3.8%	100.0%
Total debt, net	$5,689,126	3.8%

Capitalized interest for the three and twelve months ended December 31, 2017 was approximately $3.9 million and $13.9 million, respectively.

(1)
The unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175 million, which effectively converts the interest rate on $175 million of the term loan to a fixed rate of 2.3%.

(2)	$270.2 million of variable rate debt is tax exempt to the note holders. $20.7 million is subject to interest rate cap protection agreements.
(3)
As of December 31, 2017, this unsecured line of credit facility had a capacity of $1.0 billion, with a scheduled maturity date in December 2020 with one 18-month extension, exercisable at the Company’s option.  The underlying interest rate on this line was based on a tiered rate structure tied to the Company’s corporate ratings and was LIBOR plus 0.90% as of December 31, 2017. In January 2018, the line of credit facility was amended such that the line’s capacity was increased to $1.2 billion and the scheduled maturity date was extended to December 2021 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on the amended line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.875%.

(4)
As of December 31, 2017, this unsecured line of credit facility had a capacity of $25 million and was scheduled to mature in January 2018. The underlying interest rate on this line was based on a tiered rate structure tied to the Company’s corporate ratings and was LIBOR plus 0.90% as of December 31, 2017. In January 2018, the line of credit facility was amended such that the line’s capacity was increased to $35 million and the scheduled maturity date was extended to January 2020. The underlying interest rate on the amended line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.875%.

See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - December 31, 2017
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$5,689,126
				Adjusted Debt to Adjusted Total Assets:	37%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			66,054
Limited partnership units (1)			2,230
Options-treasury method			54	Secured Debt to Adjusted Total Assets:	13%	< 40%
Total shares of common stock and potentially dilutive securities			68,338

Common stock price per share as of December 31, 2017			$241.37
				Interest Coverage:	421%	> 150%
Total equity capitalization			$16,494,743

Total market capitalization			$22,183,869	Unsecured Debt Ratio (2):	283%	> 150%

Ratio of debt to total market capitalization			25.6%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDA, normalized and annualized:	5.6
Fitch	BBB+	Stable
Moody’s	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	71%
Standard & Poor’s	BBB+	Stable
				(1)	Refer to page S-17.3 for additional information on the Company’s Public Bond Covenants.
(1)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.			(2)	Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3)	Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of December 31, 2017

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (3)	Apartment Homes in Development (4)	Total	Consolidated	Unconsolidated Co-investments (5)	Total (6)	Consolidated	Unconsolidated Co-investments (5)	Total (6)

Southern California
Los Angeles County	9,387	1,563	200	11,150	$ 2,380	$ 2,051	$ 2,354	19.3%	12.1%	18.7%
Orange County	5,553	1,149	-	6,702	2,125	1,839	2,099	10.7%	9.0%	10.6%
San Diego County	5,203	616	-	5,819	1,877	1,723	1,869	8.7%	4.4%	8.3%
Ventura County	2,577	693	-	3,270	1,750	2,072	1,791	4.3%	6.1%	4.4%
Other Southern CA	623	249	-	872	1,595	1,589	1,594	0.9%	1.6%	0.9%
Total Southern California	23,343	4,270	200	27,813	2,117	1,927	2,101	43.9%	33.2%	42.9%

Northern California
Santa Clara County	7,356	2,266	745	10,367	2,659	2,797	2,678	18.7%	25.2%	19.3%
Alameda County	2,954	1,983	-	4,937	2,488	2,327	2,445	6.8%	19.7%	8.1%
San Mateo County	1,830	197	492	2,519	2,828	2,870	2,830	4.9%	2.4%	4.6%
Contra Costa County	2,270	49	-	2,319	2,275	4,549	2,300	4.8%	0.7%	4.4%
San Francisco	1,342	463	545	2,350	3,063	3,261	3,095	3.7%	6.3%	3.9%
Other Northern CA	96	-	-	96	2,895	-	2,895	0.3%	-	0.3%
Total Northern California	15,848	4,958	1,782	22,588	2,627	2,673	2,634	39.2%	54.3%	40.6%

Seattle Metro	10,238	1,582	-	11,820	1,799	1,803	1,799	16.9%	12.5%	16.5%

Total	49,429	10,810	1,982	62,221	$ 2,215	$ 2,256	$ 2,219	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total potential monthly rental revenue (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Actual NOI for the quarter ended December 31, 2017. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Includes all apartment communities with rents.
(4)	Includes development communities with no rental income.
(5)	Co-investment amounts weighted for Company’s pro rata share.
(6)	At Company’s pro rata share.
See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter(1)
(Dollars in thousands)

	Apartment Homes	Q4 ‘17	Q3 ‘17	Q2 ‘17	Q1 ‘17	Q4 ‘16

Rental and other property revenues:
Same-property	46,128	$309,765	$309,308	$304,662	$302,125	$300,808
Acquisitions (2)	2,081	16,145	16,225	15,859	13,751	3,018
Development (3)	360	4,529	4,530	4,462	4,334	4,270
Redevelopment	621	5,005	4,913	4,909	4,814	4,757
Non-residential/other, net (4)	239	6,973	6,998	6,874	8,144	14,052
Total rental and other property revenues	49,429	342,417	341,974	336,766	333,168	326,905

Property operating expenses:
Same-property		93,389	94,021	90,308	90,455	91,522
Acquisitions (2)		5,185	5,288	5,273	4,552	906
Development (3)		1,421	1,508	1,448	1,576	1,528
Redevelopment		1,602	1,604	1,468	1,526	1,558
Non-residential/other, net (4) (5)		2,030	1,716	(232)	1,404	3,483
Total property operating expenses		103,627	104,137	98,265	99,513	98,997

Net operating income (NOI):
Same-property		216,376	215,287	214,354	211,670	209,286
Acquisitions (2)		10,960	10,937	10,586	9,199	2,112
Development (3)		3,108	3,022	3,014	2,758	2,742
Redevelopment		3,403	3,309	3,441	3,288	3,199
Non-residential/other, net (4)		4,943	5,282	7,106	6,740	10,569
Total NOI		$238,790	$237,837	$238,501	$233,655	$227,908

Same-property metrics
Operating margin		70%	70%	70%	70%	70%
Annualized turnover (6)		46%	62%	54%	46%	47%
Financial occupancy (7)		96.8%	96.7%	96.4%	96.5%	96.6%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2016.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2016.
(4)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, held for sale properties, disposition properties, and student housing.
(5)
Includes other expenses and intercompany eliminations pertaining to self-insurance. In Q2 ‘17, there were $2.0 million in reductions to operating expenses related to changes in prior period property tax estimates.

(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental revenue by total potential rental revenue (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Results by County - Fourth Quarter 2017 vs. Fourth Quarter 2016 and Third Quarter 2017
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q4 ‘17 % of Actual NOI	Q4 ‘17	Q4 ‘16	% Change	Q4 ‘17	Q4 ‘16	% Change	Q4 ‘17	Q4 ‘16	% Change	Q3 ‘17	% Change

Southern California
Los Angeles County	8,523	19.2%	$2,377	$2,332	1.9%	96.6%	96.3%	0.3%	$61,503	$60,418	1.8%	$61,573	-0.1%
Orange County	5,553	11.6%	2,125	2,052	3.6%	96.9%	96.8%	0.1%	35,945	34,631	3.8%	35,761	0.5%
San Diego County	4,961	9.0%	1,866	1,798	3.8%	96.9%	96.9%	0.0%	28,443	27,418	3.7%	28,371	0.3%
Ventura County	2,577	4.6%	1,750	1,675	4.5%	97.5%	97.2%	0.3%	14,069	13,482	4.4%	14,006	0.4%
Other Southern CA	384	0.4%	1,265	1,223	3.4%	97.4%	97.3%	0.1%	1,502	1,468	2.3%	1,492	0.7%
Total Southern California	21,998	44.8%	2,105	2,045	2.9%	96.9%	96.7%	0.2%	141,462	137,417	2.9%	141,203	0.2%

Northern California
Santa Clara County	5,925	16.7%	2,677	2,653	0.9%	96.9%	97.0%	-0.1%	48,583	47,614	2.0%	48,538	0.1%
Alameda County	2,954	7.4%	2,488	2,457	1.3%	97.0%	94.4%	2.8%	22,504	21,464	4.8%	22,477	0.1%
San Mateo County	1,830	5.3%	2,828	2,790	1.4%	96.6%	97.4%	-0.8%	15,931	15,826	0.7%	15,986	-0.3%
Contra Costa County	2,270	5.3%	2,275	2,244	1.4%	97.4%	97.4%	0.0%	15,953	15,577	2.4%	15,814	0.9%
San Francisco	817	1.9%	2,514	2,464	2.0%	95.1%	96.2%	-1.1%	6,165	6,038	2.1%	6,198	-0.5%
Other Northern CA	96	0.3%	2,895	2,739	5.7%	99.8%	98.5%	1.3%	860	806	6.7%	807	6.6%
Total Northern California	13,892	36.9%	2,583	2,552	1.2%	96.9%	96.5%	0.4%	109,996	107,325	2.5%	109,820	0.2%

Seattle Metro	10,238	18.3%	1,799	1,724	4.4%	96.4%	96.7%	-0.3%	58,307	56,066	4.0%	58,285	0.0%

Total Same-Property	46,128	100.0%	$2,181	$2,126	2.6%	96.8%	96.6%	0.2%	$309,765	$300,808	3.0%	$309,308	0.1%

See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Twelve Months Ended December 31, 2017 vs. Twelve Months Ended December 31, 2016
(Dollars in thousands, except average monthly rental rates)

		YTD	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	2017 % of Actual NOI	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change

Southern California
Los Angeles County	8,523	19.4%	$2,366	$2,303	2.7%	96.3%	96.2%	0.1%	$243,858	$237,429	2.7%
Orange County	5,553	11.5%	2,103	2,015	4.4%	96.7%	96.4%	0.3%	141,887	135,674	4.6%
San Diego County	4,961	8.9%	1,842	1,767	4.2%	96.6%	96.3%	0.3%	112,047	107,316	4.4%
Ventura County	2,577	4.6%	1,723	1,645	4.7%	97.3%	96.7%	0.6%	55,329	52,589	5.2%
Other Southern CA	384	0.4%	1,251	1,207	3.6%	97.0%	97.2%	-0.2%	5,992	5,730	4.6%
Total Southern California	21,998	44.8%	2,087	2,013	3.7%	96.6%	96.3%	0.3%	559,113	538,738	3.8%

Northern California
Santa Clara County	5,925	16.8%	2,672	2,639	1.3%	97.0%	96.6%	0.4%	193,596	189,242	2.3%
Alameda County	2,954	7.3%	2,476	2,428	2.0%	96.0%	95.4%	0.6%	88,739	86,463	2.6%
San Mateo County	1,830	5.4%	2,826	2,761	2.4%	97.0%	96.6%	0.4%	63,659	62,099	2.5%
Contra Costa County	2,270	5.3%	2,265	2,216	2.2%	97.3%	96.9%	0.4%	63,153	61,489	2.7%
San Francisco	817	1.9%	2,494	2,434	2.5%	95.7%	95.0%	0.7%	24,448	23,545	3.8%
Other Northern CA	96	0.3%	2,810	2,594	8.3%	97.5%	96.9%	0.6%	3,281	2,985	9.9%
Total Northern California	13,892	37.0%	2,575	2,529	1.8%	96.8%	96.3%	0.5%	436,876	425,823	2.6%

Seattle Metro	10,238	18.2%	1,775	1,680	5.7%	96.4%	96.1%	0.3%	229,871	217,259	5.8%

Total Same-Property	46,128	100.0%	$2,164	$2,095	3.3%	96.6%	96.3%	0.3%	$1,225,860	$1,181,820	3.7%

See Company’s 10-K and 10-Q for additional disclosures
S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of December 31, 2017 and 2016
(Dollars in thousands)

	Based on 46,128 apartment homes

	Q4 ‘17	Q4 ‘16	% Change	% of Op. Ex.	YTD 2017	YTD 2016	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$33,373	$31,383	6.3%	35.7%	$130,051	$126,025	3.2%	35.3%
Maintenance and repairs	17,655	18,889	-6.5%	18.9%	70,113	70,076	0.1%	19.0%
Administrative	16,479	16,308	1.0%	17.6%	65,092	64,496	0.9%	17.7%
Utilities	16,070	15,118	6.3%	17.2%	62,767	58,498	7.3%	17.0%
Management fees	6,861	6,884	-0.3%	7.4%	27,737	27,710	0.1%	7.6%
Insurance	2,951	2,940	0.4%	3.2%	12,413	11,768	5.5%	3.4%
Total same-property operating expenses	$93,389	$91,522	2.0%	100.0%	$368,173	$358,573	2.7%	100.0%

See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - December 31, 2017
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied (3)	% Leased (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase I (5)	San Mateo, CA	100%	121	30,000	$ 95	$ 3	$ 98	$ 98	$ 661	0.0%	0.0%	Q3 2015	Q1 2018	Q2 2018
Station Park Green - Phase II (5)	San Mateo, CA	100%	199	-	57	84	141	141	709	0.0%	0.0%	Q2 2017	Q1 2019	Q3 2019
Station Park Green - Phase III (5)	San Mateo, CA	100%	172	-	43	81	124	124	721	0.0%	0.0%	Q3 2017	Q2 2019	Q4 2019
Gateway Village (6)	Santa Clara, CA	100%	476	-	81	145	226	226	475	0.0%	0.0%	Q3 2016	Q1 2019	Q1 2020
Hollywood (7)	Hollywood, CA	100%	200	4,700	27	78	105	105	500	0.0%	0.0%	Q4 2017	Q1 2020	Q3 2020
Total Development Projects - Consolidated			1,168	34,700	303	391	694	694	574

Land Held for Future Development - Consolidated
Other Projects (5)(7)	Various	100%			64	-	64	64
Total Development Pipeline - Consolidated			1,168	34,700	367	391	758	758

Development Projects - Joint Venture (4)
Ohlone	San Jose, CA	50%	269	-	30	106	136	68	506	0.0%	0.0%	Q3 2017	Q3 2019	Q2 2020
500 Folsom (8)	San Francisco, CA	50%	545	6,000	160	255	415	208	751	0.0%	0.0%	Q4 2015	Q2 2019	Q4 2020
Total Development Projects - Joint Venture			814	6,000	190	361	551	276	$ 670

Grand Total - Development Pipeline			1,982	40,700	$ 557	$ 752	$ 1,309	1,034
Essex Cost Incurred to Date - Pro Rata								(462)
Essex Remaining Commitment								$ 572

(1)	The Company’s share of the estimated total costs of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only and are as of December 31, 2017. February 2, 2018, Station Park Green - Phase I was 4.2% pre-leased.
(4)
For the fourth quarter of 2017, the Company’s cost includes $3.8 million of capitalized interest, $1.9 million of capitalized overhead and $0.8 million of development fees (such development fees reduced G&A expenses).

(5)
Development of Station Park Green - Phases I, II, and III are reflected under Development Projects - Consolidated. Costs incurred for Station Park Green - Phase IV, which consists of 107 apartment homes, are included in Land Held for Future Development - Consolidated.

(6)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when one property was held as a retail operating asset.
(8)	Estimated costs incurred to date and total cost is net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.
See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline - December 31, 2017
(Dollars in thousands)

	Apartment Homes	Total Incurred To Date	Estimated Remaining Cost	Estimated Total Cost	Project Start Date	NOI Twelve Months Ended

Region/Project Name						2017	2016

Same-Property - Redevelopment Projects(1)
Southern California
Hamptons	215	$18,500	$5,100	$23,600	Q1 2014
Kings Road	196	2,900	9,300	12,200	Q4 2016
The Palms at Laguna Niguel	460	3,000	5,200	8,200	Q4 2016
Northern California
Crow Canyon	400	4,100	3,300	7,400	Q1 2017
Total Same-Property - Redevelopment Projects	1,271	$28,500	$22,900	$51,400		$22,760	$21,443

Non-Same Property - Redevelopment Projects
Southern California
Bunker Hill Towers	456	$66,700	$20,700	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$66,700	$20,700	$87,400		$7,911	$7,134

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.
See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - December 31, 2017
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (1) (2)	Q4 ‘17	Q3 ‘17	Q2 ‘17	Q1 ‘17	Trailing 4 Quarters
Same-property portfolio	$14,048	$17,969	$16,519	$9,345	$57,881
Non-same property portfolio	3,146	2,006	3,987	2,310	11,449
Total revenue generating capital expenditures	$17,194	$19,975	$20,506	$11,655	$69,330

Number of same-property interior renovations completed	426	650	760	589	2,425
Number of total consolidated interior renovations completed	435	660	768	594	2,457

Non-Revenue Generating Capital Expenditures (3)	Q4 ‘17	Q3 ‘17	Q2 ‘17	Q1 ‘17	Trailing 4 Quarters
Non-revenue generating capital expenditures (4)	$19,895	$20,875	$16,473	$9,381	$66,624
Average apartment homes in quarter	49,429	49,429	49,429	48,900	49,297
Capital expenditures per apartment homes in the quarter	$402	$422	$333	$192	$1,351

(1)	The Company incurred $0.1 million of capitalized interest, $2.5 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q4 2017.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, and expenditures in which the Company expects to be reimbursed.

See Company’s 10-K and 10-Q for additional disclosures
S-12.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments - December 31, 2017
(Dollars in thousands)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, and V	53%	4,578	$1,303,919	$732,646	$214,408	3.7%	5.7		$22,453	$76,710
BEXAEW, BEX II, and BEX III (1)	50%	2,620	678,435	373,142	13,827	3.4%	3.6		11,450	44,919
CPPIB	54%	2,483	948,392	-	500,287	-	-		13,372	49,252
Other	52%	1,129	419,194	314,137	51,810	3.2%	6.5		5,453	18,229
Total Operating and Other Non-Consolidated Joint Ventures		10,810	$3,349,940	$1,419,925	$780,332	3.5%	5.4		$52,728	$189,110
Development Non-Consolidated Joint Ventures (2)	50%	814	189,779	60,220	73,770	3.4%	29.3	(3)	-	-
Total Non-Consolidated Joint Ventures		11,624	$3,539,719	$1,480,145	$854,102				$52,728	$189,110

									Essex Portion of NOI and Expenses
NOI									$26,240	$97,830
Depreciation									(15,196)	(55,531)
Interest expense and other									(7,046)	(24,965)
Gain on sale of co-investments									34,779	44,837
Net income from operating and other co-investments									$38,777	$62,171

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments
Income from preferred equity investments									$6,634	$23,918
Income from early redemption of preferred equity investments									100	356
Preferred Equity Investments (4)					$265,156	10.9%	2.8		$6,734	$24,274

Total Co-investments					$1,119,258				$45,511	$86,445

(1)	As of December 31, 2017, the Company’s investment in BEX II was classified as a liability of $36.7 million.
(2)	The Company has interests in two development co-investments, which are detailed on page S-11.
(3)	$51.1 million of the debt related to 500 Folsom is financed by tax exempt bonds with a maturity date of January 2052.
(4)	As of December 31, 2017, the Company has invested in 18 preferred equity investments.
See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2018 FFO Guidance Range
Q4 2017 Earnings Results Supplement

The guidance projections below are based on current expectations and are forward-looking. See page S-14.1 for the reconciliations of earnings per share (“EPS”) to FFO per share and Core FFO per share. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

($’s in thousands, except per share data)	2017	2018 Full-Year Guidance Range
	Actuals (1)	Low End	High End

Total NOI from Consolidated Communities	$978,939	$993,600	$1,011,400

Accretion from Acquisitions Net of Dispositions	-	1,100	2,100

Management Fees	9,574	8,700	9,700

Interest Expense
Interest expense, before capitalized interest	(226,734)	(233,100)	(229,700)
Interest capitalized	13,860	17,100	19,100
Net interest expense	(212,874)	(216,000)	(210,600)

Recurring Income and Expenses
Interest and other income	22,671	25,200	26,200
FFO from co-investments	97,310	113,000	116,200
General and administrative expense	(42,995)	(43,600)	(45,600)
Corporate-level property management (2)	(30,156)	(30,500)	(31,600)
Non-controlling interest	(10,446)	(11,700)	(10,700)
Total recurring income and expenses	36,384	52,400	54,500

Non-Core Income and Expenses
Gain on sale of marketable securities	1,909	-	-
Loss on early retirement of debt	(1,796)	-	-
Expensed acquisition and investment related costs	(1,569)	(500)	(1,200)
Other non-core adjustments	1,542	-	-
Total non-core income and expenses	86	(500)	(1,200)

Funds from Operations (3)	$812,109	$839,300	$865,900
Funds from Operations per diluted share	$11.91	$12.23	$12.62
% Change - Funds from Operations	7.1%	2.7%	6.0%
Core Funds from Operations (excludes non-core items)	$812,023	$839,800	$867,100
Core Funds from Operations per diluted share	$11.91	$12.24	$12.64
% Change - Core Funds from Operations	7.9%	2.8%	6.1%
EPS - Diluted	$6.57	$4.42	$4.81
Weighted average shares outstanding - FFO calculation	68,194	68,600	68,600

(1)	All non-core items are excluded from the 2017 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)	On page S-2, property management expenses, which are an allocation of corporate-level G&A expense pertaining to the properties, are included in property operating expenses. In 2018, in order to align with peer presentation, the company will exclude the property management expenses from property operating expenses and report it as a separate line item on the income statement. 2017 actual property management expenses on this page have been reclassified to conform with the Company’s 2018 presentation.
(3)	2018 Guidance excludes projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.
See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted Share

Projected EPS, FFO and Core FFO per diluted share

With respect to the Company’s guidance regarding its projected FFO and Core FFO for the first quarter of 2018 and full-year 2018, which guidance is set forth in the earnings release for the fourth quarter of 2017 and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2018 Guidance Range (1)
	2017 Actuals	1st Quarter 2018		Full-Year 2018
		Low	High	Low	High
EPS - diluted	$6.57	$1.03	$1.13	$4.42	$4.81
Conversion from GAAP share count	(0.22)	(0.04)	(0.04)	(0.15)	(0.15)
Depreciation & amortization expense	7.69	1.96	1.96	7.81	7.81
Noncontrolling interests related to Operating Partnership units	0.21	0.04	0.04	0.15	0.15
Gain on sale of real estate	(2.34)	-	-	-	-
FFO per share - diluted	11.91	2.99	3.09	12.23	12.62
Gain on sale of marketable securities	(0.03)	-	-	-	-
Loss on early retirement of debt	0.03	-	-	-	-
Expensed acquisition and investment related costs	0.02	-	-	0.01	0.02
Other non-core adjustments	(0.02)	-	-	-	-
Core FFO per share - diluted	$11.91	$2.99	$3.09	$12.24	$12.64

(1)
2018 Guidance excludes projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s 10-K and 10-Q for additional disclosures
S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of December 31, 2017
(Dollars in thousands, except average rent amounts and in footnotes)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Contract Price		Price per Apartment Home	Average Rent

Palm Valley(1)	San Jose, CA	1,098	100%	EPLP	Jan-17	$183,000		$333	$2,566
Sage(2)	San Jose, CA	230	41%	EPLP	Mar-17	90,000		391	2,485
	Q1 2017	1,328				$273,000		$343

8th & Republican	Seattle, WA	211	50%	JV	Aug-17	$101,300	(3)	$480	$2,422
360 Residences	San Jose, CA	213	50%	JV	Aug-17	133,500	(3)	$627	3,604
	Q3 2017	424				$234,800		$554

Village at Toluca Lake	Burbank, CA	145	50%	JV	Nov-17	$59,000	(3)	$407	$1,940
	Q4 2017	145				$59,000		$407

	2017 Total	1,897				$566,800		$395

Dispositions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Sales Price		Price per Apartment Home

Jefferson at Hollywood	Hollywood, CA	270	100%	EPLP	Jan-17	$132,500		$491
	Q1 2017	270				$132,500		$491

Madrid	Mission Viejo, CA	230	50%	JV	Aug-17	$83,000	(4)	$361
	Q3 2017	230				$83,000		$361

Ballinger Commons	Seattle, WA	485	50%	JV	Dec-17	$133,400	(4)	275
Citywalk	Seattle, WA	102	50%	JV	Dec-17	$26,900	(4)	$264
	Q4 2017	587				$160,300		$273

	2017 Total	1,087				$375,800		$346

(1)	In January 2017, the Company purchased the joint venture partner’s 50.0% membership interest in the Palm Valley co-investment for a purchase price of $183.0 million.
(2)
In March 2017, the Company converted its existing $15.3 million preferred equity investment in Sage at Cupertino into a 40.5% equity ownership interest in the property. The Company issued DownREIT limited partnership units to the seller for the remaining equity based on an estimated property valuation of $90.0 million and an encumbrance of $52.0 million of mortgage debt. Based on a VIE analysis performed by the Company, the property was consolidated.

(3)	8th & Republican, 360 Residences, and Village at Toluca Lake contract prices represent the total contract price at 100%.
(4)	Madrid, Ballinger Commons, and Citywalk sales prices represent the total sales price at 100%.
See Company’s 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T, I N C.

2018 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

	Residential Supply (1)					Job Forecast (2)		Market Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth

Los Angeles	11,050	5,600	16,650	0.7%	0.5%	57,800	1.3%	2.8%
Orange	4,650	4,400	9,050	1.1%	0.8%	22,250	1.4%	2.7%
San Diego	4,500	3,500	8,000	1.0%	0.7%	26,000	1.8%	3.5%
Ventura	400	1,050	1,450	0.6%	0.5%	4,950	1.6%	3.2%
So. Cal.	20,600	14,550	35,150	0.9%	0.6%	111,000	1.5%	3.0%

San Francisco	3,100	550	3,650	0.8%	0.5%	20,100	1.8%	2.8%
Oakland	2,100	4,000	6,100	0.6%	0.6%	18,500	1.6%	3.0%
San Jose	2,400	2,100	4,500	1.0%	0.7%	16,300	1.5%	3.0%
No. Cal.	7,600	6,650	14,250	0.8%	0.6%	54,900	1.6%	3.0%

Seattle	9,900	7,550	17,450	2.1%	1.4%	35,450	2.1%	3.2%

Weighted Average (4)	38,100	28,750	66,850	1.1%	0.8%	201,350	1.6%	3.0%

All data are based on Essex Property Trust, Inc. forecasts.

U.S. Economic Assumptions: 2018 G.D.P. Growth: 2.7%, 2018 Job Growth: 1.4%

(1)	New Residential Supply: total supply includes the Company’s estimate of actual multifamily deliveries including properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single family estimates based on an average trailing 12 month single family permit. Previous presentations had included multifamily deliveries of 100+ units and excluded student, senior and 100% affordable housing.
(2)	Job Forecast: refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.
(3)	Market Forecast: the estimated rent growth represents the forecasted change in effective market rents for full year 2018 vs. 2017 (excludes submarkets not targeted by Essex).
(4)	Weighted Average: markets weighted by scheduled rent in the Company’s Portfolio.
See Company’s 10-K and 10-Q for additional disclosures

ESSEX PROPERTY TRUST, INC.

- **ESS MARKETS SAW A STRONG REBOUND IN RELATIVE JOB GROWTH IN Q4 '17 AFTER UNDERPERFORMING THE U.S. MEDIAN IN Q3 '17**

Relative Job Growth Rankings - Essex West Coast Metro[(1)] Performance vs. U.S. Median[(2)]

Fastest-Growth Metros
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Percentile of Monthly Job Growth
Median of U.S. Metros
Slowest-Growth Metros
Jan-11
Jun-11
Nov-11
Apr-12
Sep-12
Feb-13
Jul-13
Dec-13
May-14
Oct-14
Mar-15
Aug-15
Jan-16
Jun-16
Nov-16
Apr-17
Sep-17
DEC. 2017: Recent momentum pushed ESS job growth back to 65th percentile
JULY 2017: ESS portfolio-weighted metros briefly dipped below U.S. median

Source: BLS

(1) ESS weighted by % of pro rata NOI.

(2) Includes 433 U.S. markets.

See Company’s 10-K and 10-Q for additional disclosures
S-16.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDA Reconciliation

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDA”, presented on page S-6, in the section titled “Selected Credit Ratios”, and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges. Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles (“U.S. GAAP”). Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

The reconciliation of Adjusted EBITDA to Net Income available to common stockholders is presented in the table below (Dollars in thousands):

Three Months Ended December 31, 2017
Net income available to common stockholders	$103,613
Add: Net income attributable to noncontrolling interest	6,049
Net Income	109,662
Adjustments:
Acquisition and investment related costs	415
Depreciation and amortization	117,988
Equity income from co-investments	(3,998)
Gain on sale of marketable securities	(259)
Gain on sale of co-investment communities	(34,779)
Insurance reimbursements, legal settlements and other, net	(1,418)
Income from early redemption of preferred equity investments	(100)
Interest expense, net (1)	53,116
Loss on early retirement of debt	1,796
Adjusted EBITDA	$242,423

(1)	Internet expense, net includes items such as gains on derivatives and the amortization of deferred charges.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”)

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.
See Company’s 10-K and 10-Q for additional disclosures
S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Funds From Operations (“FFO”) - continued

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO and Core FFO do not represent cash flows generated from operating, investing or financing activities as defined under U.S. GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017

Interest expense	$55,561	$222,894
Adjustments:
Total return swap income	(2,445)	(10,098)
Interest expense, net	$53,116	$212,796

Net Indebtedness Divided by Adjusted EBITDA

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDA, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDA is set forth in “Adjusted EBITDA Reconciliation” on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt, net is presented in the table below (Dollars in thousands):

Total debt, net	$5,689,126
Adjustments:
Unamortized premiums, discounts, and debt issuance costs	(4,565)
Cash and cash equivalents-unrestricted	(44,620)
Marketable securities	(190,004)
Net Indebtedness	$5,449,937

Adjusted EBITDA, annualized (1)	$969,692
Other EBITDA normalization adjustments, net, annualized (2)	2,355
Adjusted EBITDA, normalized and annualized	$972,047

Net Indebtedness Divided by Adjusted EBITDA, normalized and annualized	5.6

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties acquired or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.
See Company’s 10-K and 10-Q for additional disclosures
S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

Net Operating Income (“NOI”) and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
Earnings from operations	$112,375	$105,520	$446,522	$420,800
Adjustments:
Depreciation and amortization	117,988	111,835	468,881	441,682
Management and other fees from affiliates	(2,647)	(2,133)	(9,574)	(8,278)
General and administrative	10,659	12,224	41,385	40,751
Acquisition and investment related costs	415	462	1,569	1,841
NOI	238,790	227,908	948,783	896,796
Less: Non-same property NOI	(22,414)	(18,622)	(91,096)	(73,549)
Same-Property NOI	$216,376	$209,286	$857,687	$823,247

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, it may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated April 10, 2017, filed by the Company as Exhibit 4.1 to the Company’s Form 8-K, filed on April 10, 2017. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

See Company’s 10-K and 10-Q for additional disclosures
S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2017, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2017 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliation” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q4’17 (1)
NOI	$955,160
Adjustments:
Other, net (2)	(2,676)
Adjusted Total NOI	952,484
Less: Encumbered NOI	(278,819)
Unencumbered NOI	$673,665

Encumbered NOI	$278,819
Unencumbered NOI	673,665
Adjusted Total NOI	$952,484

Unencumbered NOI to Adjusted Total NOI	71%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s 10-K and 10-Q for additional disclosures
S-17.4